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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2015, the Board of Directors (the “Board”) of CSG Systems International, Inc. (“CSG” or “the Company”), approved the following changes to CSG’s executive management team and Board:

Peter E. Kalan

Effective December 30, 2015, Peter E. Kalan, CSG’s current Chief Executive Officer (“CEO”), will retire as CEO of the Company and resign from CSG’s Board.  Mr. Kalan will remain an employee of the Company through March 31, 2016, at which time he will retire from the Company.  In conjunction with Mr. Kalan’s planned retirement, CSG and Mr. Kalan entered into a Resignation and Retirement Agreement, dated November 19, 2015 (the “Resignation and Retirement Agreement”).  Key terms and conditions of the Resignation and Retirement Agreement are as follows:

•	Mr. Kalan will no longer serve as an executive officer of CSG as of the close of business on December 30, 2015.

•

Mr. Kalan will be paid his regular base salary through December 30, 2015.  From December 31, 2015 through March 31, 2016, Mr. Kalan shall remain an employee of CSG providing transition assistance for the Company in a non-executive, non-officer capacity and receiving a salary at the annual rate of $24,000.  During that period, Mr. Kalan will also be entitled to receive the fringe benefits which are regularly available to employees of the Company.

•	Mr. Kalan will remain eligible to receive his 2015 cash incentive bonus under the existing terms of CSG’s Performance Bonus Program, which is expected to be paid in March 2016.

•	Mr. Kalan will be entitled to receive any Restricted Stock Award (“RSA”) shares granted to him which would vest under their existing terms prior to his retirement date of March 31, 2016.

•

Mr. Kalan has agreed to increase his preclusion from soliciting CSG employees for employment outside CSG, and competing against CSG from one year (all as defined in his current employment agreement) to two years from the date of his retirement.  In exchange for extended covenants not to compete or solicit, CSG agreed to accelerate Mr. Kalan’s vesting of 24,914 RSA shares in February 2016.  The remainder of Mr. Kalan’s unvested RSA shares as of his retirement date will be cancelled pursuant to the existing terms of the awards.

A copy of Mr. Kalan’s Resignation and Retirement Agreement dated November 19, 2015 is attached hereto as Exhibit 10.48B, and herby incorporated by reference.

Bret C. Griess

Effective January 1, 2016, Bret C. Griess, CSG’s current President and Chief Operating Officer (“COO”), will become the CEO and President of CSG, and be appointed as a Class III director of CSG’s Board to fill the vacancy created by Mr. Kalan’s departure.  Mr. Griess’ Board term will run through mid-2018.  As an employee-director, Mr. Griess will not serve on any committees of the Board, nor receive any additional compensation as a director.

Mr. Griess, 47, joined CSG in 1996 and has held a variety of positions in Operations and Information Technology, until being appointed Executive Vice President of Operations in February 2009, COO in March 2011, and President in March 2015.

In conjunction with his change in responsibilities, CSG and Mr. Griess agreed to the following:

•	Effective January 1, 2016, Mr. Griess’ base salary will be $650,000 per year.

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Mr. Griess shall have the opportunity to earn an incentive bonus of not less than one hundred fifty percent (150%) of his base salary if the agreed upon objectives for the particular calendar year are fully achieved.

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Mr. Griess was granted a one-time RSA of 28,337 shares.  The restricted stock will vest (contingent upon Mr. Griess’ continued employment with CSG) ratably over four years from the date of the grant, and will vest immediately upon a change of control, as defined.

A copy of Mr. Griess’ Amended and Restated Employment Agreement will be included in a subsequent 8-K filing.

Mr. Griess does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the changes to CSG’s executive management team is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.48B	Resignation and Retirement Agreement with Peter E. Kalan dated November 19, 2015
99.1	Press release of CSG Systems International, Inc. dated November 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 23, 2015

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.48B	Resignation and Retirement Agreement with Peter E. Kalan dated November 19, 2015
99.1	Press release of CSG Systems International, Inc. dated November 23, 2015

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